UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 9, 2024

 SANGAMO THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30171	68-0359556
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)
501 Canal Blvd., Richmond, California 94804
(Address of principal executive offices) (Zip Code)
(510) 970-6000
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	SGMO	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01 Regulation FD Disclosure.
As previously reported in the October 4, 2024 Form 8-K of Sangamo Therapeutics, Inc., or Sangamo, Sangamo filed a Certificate of Amendment of the Restated Certificate of Incorporation with the Delaware Secretary of State on June 4, 2024, which increased the number of authorized shares of the Common Stock from 640,000,000 to 960,000,000 shares (the “Common Stock Increase Amendment”). At Sangamo’s 2024 annual meeting of stockholders held on June 4, 2024 (the “2024 Annual Meeting”), the holders of a majority of the outstanding shares of Common Stock of Sangamo approved the Common Stock Increase Amendment.
In connection with the 2024 Annual Meeting, Sangamo filed a proxy statement on Schedule 14A (the “Proxy Statement”) on April 19, 2024. The Proxy Statement described the voting threshold needed to approve the Common Stock Increase Amendment as requiring an affirmative vote of a majority of all votes cast at the 2024 Annual Meeting. Sangamo believes that the Proxy Statement accurately described the vote required to adopt the Common Stock Increase Amendment under a recently enacted provision of the Delaware General Corporation Law (the “DGCL”) (Section 242(d)(2)), which became effective on August 1, 2023.
On June 3, 2024, the law firms of Pomerantz LLP and Fields Kupka & Shukurov LLP filed a stockholder class action complaint against Sangamo and Sangamo’s board of directors in the Delaware Court of Chancery (“Court of Chancery”) on behalf of one purported stockholder of Sangamo. Among other matters, the complaint alleged that because the Proxy Statement had specified that a majority-of-votes-cast voting standard was required for the approval of the Common Stock Increase Amendment, rather than a majority-of-outstanding-shares voting standard, the Common Stock Increase Amendment and any issuances of Common Stock pursuant thereto were and are not validly authorized, despite the fact that both a majority of the votes cast at the 2024 Annual Meeting and a majority of the outstanding shares of Common Stock as of the record date for the 2024 Annual Meeting voted in favor of the Common Stock Increase Amendment. On July 8, 2024, Sangamo and Sangamo’s board of directors filed a motion to dismiss the stockholder class action complaint.
To resolve any uncertainty with respect to the validity of the Common Stock Increase Amendment, on August 29, 2024, Sangamo filed an application in the Court of Chancery under Section 205 of the DGCL, seeking to validate the effectiveness of the Common Stock Increase Amendment (the “Section 205 Application”). Section 205 of the DGCL permits the Court of Chancery, in its discretion, to ratify and validate potentially defective corporate acts. As previously reported, the Court of Chancery scheduled a hearing on Sangamo’s Section 205 Application for December 12, 2024.
On November 27, 2024, the Court of Chancery issued an opinion in Salama v. Simon, C.A. No. 2024-1124-JTL (Del. Ch.), which confirmed that Sangamo’s Proxy Statement accurately described the vote required to adopt the Common Stock Increase Amendment under Section 242(d)(2). As a result of the Court of Chancery’s opinion, Sangamo believes that there is no longer any uncertainty concerning the validity of the Common Stock Increase Amendment. On December 6, 2024, Sangamo dismissed the Section 205 Application.
Item 8.01 Other Events.
On December 9, 2024, Pfizer, Inc., or Pfizer, presented detailed data from the Phase 3 AFFINE trial of giroctocogene fitelparvovec, an investigational gene therapy that Sangamo has co-developed with and licensed to Pfizer for the treatment of adults with moderately severe to severe hemophilia A, in an oral presentation at the 66th American Society of Hematology Annual Meeting and Exposition. A copy of slides from the presentation setting forth the data is filed herewith as Exhibit 99.1 and incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	66th American Society of Hematology Annual Meeting & Exposition Data Presentation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANGAMO THERAPEUTICS, INC.

Dated: December 9, 2024	By:	/s/ SCOTT B. WILLOUGHBY
	Name:	Scott B. Willoughby
	Title:	Senior Vice President, General Counsel and Corporate Secretary